UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

ACE CONSULTING MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50413	98-0407797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 E. Valley Blvd, Suite 103B
San Gabriel, CA 91776
(Address of principal executive offices)

(626) 307-2273
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)           Dismissal of independent registered public accounting firm

On May 6, 2010, the Board of Directors of Ace Consulting Management, Inc. (the “Company”) dismissed Gately & Associates, LLC, Lake Mary, Florida (“Gately”), as the Company’s independent registered public accounting firm.

The reports of Gately on the Company’s financial statements as of and for the years ended December 31, 2009 and December 31, 2008 contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the recent fiscal years ending December 31, 2009 and December 31, 2008 and the subsequent period through May 6, 2010, there have been no (i) disagreements with Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Gately’s satisfaction, would have caused Gately to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Gately with a copy of the above disclosures and requested that Gately furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Gately’s letter, dated May 6, 2010 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           New independent registered public accounting firm

On May 6, 2010, the Board of Directors of the Company engaged Li & Company, PC, Skillman, NJ (“Li”), as the Company’s new independent registered public accounting firm.

During the recent fiscal years ending December 31, 2009 and December 31, 2008, and the subsequent interim period prior to the engagement of Li, the Company has not consulted Li regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter of Gately & Associates, LLC, dated April May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 10, 2010		ACE CONSULTING MANAGEMENT, INC.

	By:	/s/ Alex Jen
Alex Jen President and Director

3